As filed with the Securities and Exchange Commission on December 29, 2006

Registration No. 333-137296

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LEXINGTON CORPORATE PROPERTIES TRUST

(Exact name of Registrant as specified in its governing instruments)

Maryland ___________________________________ (State or Other Jurisdiction of Incorporation or Organization)	6784 ___________________________________ (Primary Standard Industrial Classification Code Number)	13-371318 __________________________________ (I.R.S. Employer Identification No.)

One Penn Plaza

Suite 4015

New York, New York 10119-4015

(212) 692-7200

(Address, including zip code, and telephone number, including area code,

of Registrant’s principal executive offices)

T. Wilson Eglin

Chief Executive Officer and President

Lexington Corporate Properties Trust

One Penn Plaza

Suite 4015

New York, New York 10119-4015

(212) 692-7200

(Name, address, including zip code, and telephone

number, including area code, of agent for service)

________________________________________ With copies to:
Mark Schonberger, Esq. Paul, Hastings, Janofsky & Walker LLP 75 East 55th Street New York, New York 10022 (212) 318-6000	Mark I. Fisher, Esq. Elliot Press, Esq. Katten Muchin Rosenman LLP 575 Madison Avenue New York, New York 10022 (212) 940-8800

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective and all other conditions of the proposed merger described herein have been satisfied or waived.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. (333-137296)  ☒

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to Be Registered (1)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
Common Stock, par value $0.0001 per share	500,000	$10,931,250	$1,169.64

(1)

This number is based on (x) the additional number of shares of common stock, issued by Newkirk Realty Trust, Inc. since the original filing date of the S-4 in connection with the redemption of partnership units in Newkirk Master Limited Partnership multipled by (y) the

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conversion factor of 0.8 used in the exchange of Newkirk common stock to Lexington common shares upon the consummation of the merger of Newkirk with and into Lexington as described in Registration Statement No. 333-137296.

(2)

The registration fee has been computed pursuant to Rule 457(c) and Rule 457(f)(1) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee based on the average high and low prices for shares of Newkirk Realty Trust, Inc.’s common stock as reported on the New York Stock Exchange on December 26, 2006 ($17.49 per share) multiplied by the maximum number of such shares that may be exchanged for the securities being registered.

(3)	Calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

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Incorporation of Certain Information by Reference

This Registration Statement on Form S-4 of Lexington Corporate Properties Trust is being filed with respect to the registration of an additional 500,000 common shares of beneficial interest pursuant to Rule 462(b) and General Instruction K of Form S-4, both as promulgated under the Securities Act of 1933, as amended.

In accordance with General Instruction K of Form S-4, this Registration Statement incorporates by reference the contents of the previously filed Registration Statement on Form S-4 of Lexington Corporate Properties Trust (File No. 333-137296), including each of the documents filed by Lexington Corporate Properties Trust with the Securities and Exchange Commission and incorporated or deemed to be incorporated by reference therein and all amendments, supplements and exhibits thereto. Such previously filed Registration Statement was filed with the Securities and Exchange Commission on September 13, 2006, was thereafter declared effective by the Securities and Exchange Commission and remains effective as of the date of this filing.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration

Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 29, 2006.

LEXINGTON CORPORATE PROPERTIES TRUST

By: /s/ T. Wilson Eglin
T. Wilson Eglin
Chief Executive Officer, President
and Chief Operating Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints T. Wilson Eglin and Patrick Carroll and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and any additional related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (including post-effective amendments to the registration statement and any such related registration statements), and to file the same, with all exhibits thereto, and any other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* E. Robert Roskind	Chairman and Trustee	December 29, 2006
/s/ T. Wilson Eglin T. Wilson Eglin	Chief Executive Officer, President, Chief Operating Officer and Trustee	December 29, 2006
* Richard J. Rouse	Vice Chairman, Chief Investment Officer and Trustee	December 29, 2006

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/s/ Patrick Carroll Patrick Carroll	Chief Financial Officer, Executive Vice President and Treasurer	December 29, 2006
* John B. Vander Zwaag	Executive Vice President	December 29, 2006
* Paul R. Wood	Chief Accounting Officer, Vice President and Secretary	December 29, 2006
* Geoffrey Dohrmann	Trustee	December 29, 2006
* Carl D. Glickman	Trustee	December 29, 2006
* James Grosfeld	Trustee	December 29, 2006
* Kevin W. Lynch	Trustee	December 29, 2006
* Stanley R. Perla	Trustee	December 29, 2006
* Seth M. Zachary	Trustee	December 29, 2006
*By:	/s/ T. Wilson Eglin
T. Wilson Eglin
Attorney in Fact

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EXHIBIT INDEX

EXHIBIT NO.	EXHIBIT

5.1	Opinion of Venable LLP regarding legality of shares issued
23.1	Consent of KPMG LLP with respect to Lexington
23.2	Consent of Deloitte & Touche LLP with respect to Newkirk
23.3	Consent of Imowitz Koenig & Co., LLP with respect to Newkirk
23.4	Consent of Venable LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)

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